Rockwell Medical Announces First Quarter 2024 Results, Raises 2024 Guidance
•Reports record net sales of $22.7 million for the first quarter of 2024, an increase of 25% over net product sales and a 15% increase over net sales for the same period in 2023.
•Reports record gross profit of $3.1 million for the first quarter of 2024, an increase of 18% over the same period in 2023.
•Raises guidance for net sales, gross profit, and profitability on an adjusted EBITDA basis for the full-year 2024.

Wixom, Michigan, May 14, 2024 – Rockwell Medical, Inc. (the "Company") (Nasdaq: RMTI), a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products to dialysis providers worldwide, today announced financial and operational results for the three months ended March 31, 2024.

"We continue to see increasing interest in, and market demand for, our hemodialysis portfolio of products from medical equipment suppliers and distributors, along with health systems, dialysis centers, and skilled nursing facilities, domestically and internationally, all of which advances our vision to expand our global footprint and become the leading global supplier of all hemodialysis concentrates," said Mark Strobeck, Ph.D., Rockwell Medical’s President and CEO. "Taking into account our first quarter 2024 financial and operating results, we are pleased to announce that we have revised our guidance for 2024 upward and believe we are well-positioned to deliver on that guidance."

FIRST QUARTER 2024 FINANCIAL HIGHLIGHTS

Net sales for the three months ended March 31, 2024 consisted solely of concentrates products sales. Net sales for the three months ended March 31, 2023 consisted of sales of concentrates products and the recognition of $1.5 million of deferred license revenue related to the termination of the Baxter distribution agreement. The following first quarter year-over-year financial highlights illustrate the organic growth driven exclusively by the Company's hemodialysis concentrates products, particularly after excluding the impact of deferred revenue recognized in the first quarter of 2023.
•Net sales for the three months ended March 31, 2024 were $22.7 million, the highest quarterly concentrates products sales generated to date for the Company. This represents a 15% increase over net sales of $19.7 million for the same period in 2023. Excluding deferred revenue, net sales for the first quarter of 2024 increased 25% over the same period in 2023.
•Gross profit for the three months ended March 31, 2024 was $3.1 million, representing an 18% increase over $2.6 million for the same period in 2023. Excluding deferred revenue, gross profit of $3.1 million in the first quarter of 2024 nearly tripled from $1.1 million over the same period in 2023.
•Gross margin for the three months ended March 31, 2024 was 14%, representing an increase from 13% for the same period in 2023. Excluding deferred revenue, gross margin for the first quarter of 2024 approximately doubled from gross margin of 6% for the same period in 2023.

•Net loss for the three months ended March 31, 2024 was $1.7 million, representing a slight improvement over a net loss of $1.8 million for the same period in 2023. Excluding deferred revenue, net loss for the first quarter of 2024 improved by $1.5 million over a net loss of $3.2 million for the same period in 2023.
•Adjusted EBITDA for the three months ended March 31, 2024 was ($0.5) million. Seasonal items related to audit, payroll tax, and other public-company related expenses historically incurred in the first quarter drove the Company's Adjusted EBITDA to be slightly negative. The Company expects expenses to normalize for the remainder of 2024.
•Cash and cash equivalents and investments available-for-sale at March 31, 2023 was $8.6 million compared to cash and cash equivalents and investments available-for-sale of $10.9 million at December 31, 2023. The decrease in cash of approximately $2.3 million was driven by changes in working capital. At close-of-business May 9, 2024, our cash and cash equivalents and investments available for sale was $10.2 million.
•During the first quarter of 2024, the Company amended its Loan and Security Agreement with Innovatus Life Sciences Lending Fund I, LP. Under the terms of the amendment, Rockwell Medical reduced the interest rate on the $8.0 million remaining balance of the loan and extended the loan maturity date from March 2025 to January 2029. The Company will now make interest-only payments through September 2026 and may extend the interest-only period through March 2027 if certain conditions are met.

	Three Months Ended March 31
(In Millions, Except Per Share Amounts)	2024	2023*
Net Sales	$ 22.7	$ 19.7

Gross Profit	3.1	2.6

Operating Loss	(1.3)	(1.4)

Net Loss	(1.7)	(1.8)

Adjusted EBITDA*	(0.5)	(1.0)

Basic and Diluted Net Loss per Share **	$ (0.06)	$ (0.10)
Adjusted EPS ***	$ (0.02)	$ (0.05)

* Includes $1.5 million of deferred license revenue related to the termination of the Baxter distribution agreement.
** See Note 3 for more details related to Basic and Diluted Weighted Average Shares Outstanding on Form 10-Q filed May 14, 2024.
*** See reconciliation to GAAP financial measures in the tables below.

FIRST QUARTER 2024 OPERATING HIGHLIGHTS
•Rockwell Medical was certified as a Great Place to Work® for the second year in a row. This accreditation reflects the continued positive changes the Company has made over the last two years.
•Rockwell Medical entered into new and expanded distribution agreements with BioNuclear and Atlantic Medical International ("AMI"), respectively. In the aggregate, these agreements are expected to generate approximately $1 million in annual revenues for the Company. BioNuclear specializes in the marketing of reagents, equipment and furniture for clinical laboratories, medical equipment and devices, vaccines for human consumption and supplies for hemodialysis and peritoneal dialysis. AMI is Bermuda's leading supplier of medical products and equipment for the acute and continuing care markets.
•Rockwell Medical entered into a product purchase agreement with one of the largest health systems in the Mountain West region of the United States. Under the terms of the agreement, Rockwell Medical will supply this health system with the Company's liquid and dry acid and bicarbonate hemodialysis concentrates, cleaning agents, hemodialysis concentrates mixers and any additional products offered by Rockwell Medical.

GUIDANCE
Rockwell updates its guidance as follows:

	Initial 2024 Guidance	Updated 2024 Guidance	Updated Expected Improvement (%) over 2023
Net Sales	$84.0M to $88.0M	$90.0M to $94.0M	13% to 18% increase over $79.8 million in net product sales for 2023
Gross Profit	$12.0M to $14.0M	$13.0M to $15.0M	49% to 72% increase over $8.7 million in gross profit for 2023
Gross Margin	14% to 16%	unchanged	4 to 6 percentage point increase over 10% in gross margin for 2023
Adjusted EBITDA	nill to $0.5M	$0.5M to $1.0M	113% to 126% increase over ($3.9) million in adjusted EBITDA for 2023

Rockwell Medical projects net sales to grow in the mid-to-high single digits in 2025 and beyond. Rockwell Medical projects gross margin in 2025 to be approximately 20% and reaching above 25% in 2026 and beyond.

CONFERENCE CALL AND WEBCAST DETAILS

Date: Tuesday, May 14, 2024
Time: 8:00am ET
Live Number: (888) 660-6347 // (International) 1 (929) 201-6594
Conference Call ID: 4944610
Webcast and Replay: www.RockwellMed.com/Results
Speakers:
•Mark Strobeck, Ph.D. — President and Chief Executive Officer; and
•Jesse Neri — SVP, Finance.
Format: Discussion of first quarter 2024 financial and operational results followed by Q&A.

NON-GAAP FINANCIAL MEASURES
To supplement Rockwell Medical’s unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, a non-GAAP financial measure that is defined as net income (loss) before net interest income (expense), net other income (expense), income tax expenses (benefit), depreciation and amortization, impairment charges, stock-based compensation expense, and other items that are considered unusual or not representative of underlying trends of our business, including but not limited to one-time severance costs, deferred revenue and inventory reserve amounts, if applicable for the periods presented. The Company has provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release. In addition, the Company has excluded deferred revenue from first quarter calculations of net sales, gross profit, gross margin and net loss. Each of these adjusted measures is a non-GAAP financial measure. The Company has provided reconciliations to the GAAP measures at the end of this press release.

Adjusted EBITDA is a key measure used by Rockwell Medical to understand and evaluate operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operating plans. The Company provides Adjusted EBITDA because it believes the metric is helpful in highlighting trends in its operating results because it excludes items that are not indicative of Rockwell Medical’s core operating performance. In particular, the Company believes that the exclusion of the items eliminated in calculating Adjusted EBITDA provides useful measures for period-to-period comparisons of Rockwell Medical’s business. Adjusted net sales, gross profit, gross margin and net loss is used by Rockwell Medical to understand growth within its hemodialysis concentrates business by excluding a one-time item that is not indicative of its core operating performance.

Adjusted EBITDA and adjusted net sales, gross profit, gross margin and net loss should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. Other companies, including companies in the same industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA and adjusted net sales, gross profit, gross margin and net loss as tools for comparison. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated in accordance with GAAP. When evaluating the Company’s performance, you should consider Adjusted EBITDA and adjusted net sales, gross profit, gross margin and net loss alongside other financial performance measures, including net loss and other GAAP results. Adjusted EBITDA is our best proxy for cash burn. Adjusted net sales, gross profit, gross margin and net loss enable us to understand growth within our hemodialysis concentrates business by excluding a one-time item that is not indicative of our core operating performance.

ABOUT ROCKWELL MEDICAL
Rockwell Medical, Inc. (Nasdaq: RMTI) is a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products for dialysis providers worldwide. Rockwell Medical's mission is to provide dialysis clinics and the patients they serve with the highest quality products supported by the best customer service in the industry. Rockwell is focused on innovative, long-term growth strategies that enhance its products, its processes, and its people, enabling the Company to deliver exceptional value to the healthcare system and provide a positive impact on the lives of hemodialysis patients. Hemodialysis is the most common form of end-stage kidney disease treatment and is usually performed at freestanding outpatient dialysis centers, at hospital-based outpatient centers, at skilled nursing facilities, or in a patient’s home. Rockwell Medical's products are vital to vulnerable patients with end-stage kidney disease, and the Company is relentless in providing unmatched reliability and customer service. Rockwell Medical is the largest supplier of liquid bicarbonate concentrates and the second largest supplier of acid and dry bicarbonate concentrates for dialysis patients in the United States and has the vision of becoming the leading global supplier of all hemodialysis concentrates. Certified as a Great Place to Work® in 2023 and 2024, Rockwell Medical is Driven to Deliver Life-Sustaining Dialysis SolutionsTM. For more information, visit www.RockwellMed.com.

FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as, "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "could," "can," "would," "develop," "plan," "potential," "predict," "forecast," "project," "intend," "look forward to," "remain confident," “feel confident,” “guidance,” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward looking statements. These statements include (without limitation) statements regarding: plans to expand our global footprint; our expectations regarding normalizing our expenses; the impact of our strategy on our top and bottom line; growth in the hemodialysis concentrates market; the growth of our business; guidance for net sales, gross profit, gross margin and adjusted EBITDA. While Rockwell Medical believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Rockwell Medical's SEC filings), many of which are beyond our control and subject to change. Actual results could be materially different. Risks and uncertainties include but are not limited to those risks more fully discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2023, as such description may be amended or updated in any subsequent reports filed with the SEC. Rockwell Medical expressly disclaims any obligation to update our forward-looking statements, except as may be required by law.
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CONTACT:
Heather R. Hunter,
SVP, Chief Corporate Affairs Officer
IR@RockwellMed.com

Financial Tables Follow
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ROCKWELL MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)

	March 31,	March 31,
	2024	2023

Cash, Cash Equivalents & Investments available-for-sale	$8,619	$16,833
Total Assets	$50,723	$40,472
Total Liabilities	$30,080	$27,930
Total Stockholders’ Equity	$20,643	$12,542

Common Stock Outstanding	29,556,474	18,463,673
Common stock and common stock equivalents*	37,222,734	31,343,670

*Common stock and common stock equivalents:
Common stock	29,556,474	12,552,673
Common stock warrants (pre-funded)	—	5,911,000
Common stock and pre-funded stock warrants	29,556,474	18,463,673
Preferred stock converted	1,363,636	1,363,636
Options to purchase common stock	1,876,031	1,194,202
Restricted stock awards	891	891
Restricted stock units	441,218	125,000
Common stock warrants	3,984,484	10,196,268
Total common stock and common stock equivalents	37,222,734	31,343,670

ROCKWELL MEDICAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In Thousands, Except Shares and Per Share Amounts)

	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023

Net Sales	$22,676	$19,668
Cost of Sales	19,612	17,069
Gross Profit	3,064	2,599
Research and Product Development	18	278
Selling and Marketing	594	498
General and Administrative	3,776	3,250
Operating Loss	(1,325)	(1,427)

Other (Expense) Income
Interest Expense	(431)	(387)
Interest Income	24	64
Total Other Expense	(406)	(323)

Net Loss	$(1,731)	$(1,750)

Basic and Diluted Net Loss per Share	$(0.06)	$(0.10)
Basic and Diluted Weighted Average Shares Outstanding	29,327,204	18,359,940

Reconciliation to GAAP Financial Measures
(In Thousands, Except Shares and Per Share Amounts)

	Three Months Ended
	March 31
	2024	2023
Net Loss	$(1,731)	$(1,750)
Income taxes
Interest expense	431	387
Depreciation and amortization	544	159
EBITDA	(757)	(1,205)

Severance costs	—	29
Stock-based compensation	251	193
Adjusted EBITDA	$(506)	$(982)
Adjusted EPS	$(0.02)	$(0.05)
Basic and Diluted Weighted Average Shares Outstanding	29,327,204	18,359,940

Reconciliation to GAAP Financial Measures
(Dollars in Thousands)

	Three Months Ended
	March 31
	2024	2023
Net Sales	$22,676	$19,668
Deferred Revenue	—	(1,472)
Net Sales excluding Deferred Revenue	22,676	18,197

Gross Profit	3,064	2,599
Deferred Revenue	—	(1,472)
Gross Profit excluding Deferred Revenue	$3,064	$1,128

Net Loss	(1,731)	(1,750)
Deferred Revenue	0	(1,472)
Net Loss excluding Deferred Revenue	$(1,731)	$(3,222)